Exhibit 99.1

Theragenics Reports Revenue & Earnings for First Quarter 2011

BUFORD, Ga.--(BUSINESS WIRE)--May 5, 2011--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the first quarter ended March 31, 2011.

Highlights

  Consolidated revenue of $20.3 million in the first quarter of 2011 was flat compared to first quarter of 2010.
    Surgical products segment revenue of $14.4 million in the first quarter of 2011 reflected a 1% decline from first quarter of 2010.
    Brachytherapy segment revenue of $6.0 million in the first quarter of 2011 reflected a 1% increase from first quarter of 2010.
  Net earnings for the first quarter of 2011 were $0.01 per share, compared to net earnings of $0.00 per share in first quarter of 2010.
    EPS excluding special items was $0.02 in the first quarter of 2011 and $0.01 in the first quarter of 2010. Table V describes the special items.
  Sales to Core Oncology represented 11% of product sales in our brachytherapy business in the first quarter of 2011, despite the previously announced termination of our brachytherapy supply contract with Core.
    Subsequent to our termination of the contract, we have sold to Core only on a prepaid basis as they continue to attempt to obtain refinancing.
  We completed the quarter with cash and cash equivalents of $39.3 million and outstanding borrowings under our credit agreement of $26.2 million for a net positive position of $13.2 million.
  In April 2011 we signed a distribution agreement with Oncura, a unit of GE Healthcare. Theragenics will be a non-exclusive North American distributor of OncoSeed™, widely considered to be the industry standard in I-125 brachytherapy products.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $14.4 million in the first quarter of 2011, a decline of 1% compared to the first quarter of 2010. We incurred an operating loss of $191,000 in our surgical products segment for the first quarter of 2011, compared to an operating loss of $390,000 in the first quarter of 2010. First quarter of 2011 included expenses related to an unsolicited acquisition proposal of $183,000 allocated to the segment, and charges for accounts receivable due from Core Oncology totaling $37,000. First quarter of 2010 included pre-tax expenses totaling $351,000 associated with our legal action against the former owner of CP Medical settled in the fourth quarter of 2010.

”We believe the 1% decline in year-over-year revenue in our surgical products segment is reflective of the volatile ordering patterns of our larger customers in this segment but fundamental demand remains strong,” stated M. Christine Jacobs, Chairman and CEO.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment was $6.0 million in the first quarter of 2011 compared to $5.9 million in 2010. Operating income was $1.1 million in the first quarter of 2011 and the first quarter of 2010. First quarter of 2011 included expenses of $76,000 allocated to the segment related to the unsolicited acquisition proposal and charges for accounts receivable due from Core Oncology totaling $215,000.

“This represents the third consecutive quarter of year-over-year revenue growth in our brachytherapy business,” said Ms. Jacobs. “We are pleased that we have maintained significant unit volume with Core, even after transitioning to selling on a prepaid basis. Our distribution agreement signed with Oncura in April is important on a number of levels. First and foremost because it pairs up the two leading and most recognized brands in brachytherapy treatment and reinforces what the future of brachytherapy will look like.”

Ms. Jacobs continued, “During the first quarter, we received an unsolicited acquisition proposal that grossly undervalued our business. This was a source of distraction for our management team. We look forward to redoubling our efforts of focusing on revenue growth and increasing profitability in our surgical products business, and increasing market share and sustaining cash flows in our brachytherapy business.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating income (loss) by segment is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA). Table V includes a computation of EPS excluding special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until midnight, May 12, 2011 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 371625.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, markets and distributes “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line includes its palladium-103 TheraSeed® device (www.theraseed.com), and the iodine-125 based devices I-Seed and OncoSeed™, all of which are used primarily in the minimally invasive treatment of localized prostate cancer. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”), and EPS excluding special items, which are non-GAAP financial measures. We believe these non-GAAP financial measures provide additional and meaningful assessments of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize these non-GAAP financial measures 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of these non-GAAP financial measures provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV and Table V to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise among our businesses, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within our markets and, more broadly, medical devices, competition from other companies within our markets and from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended March 31,
	2011	2010
Product sales	$19,738	$19,972
Licensing and fee income	515	346
Total revenue	20,253	20,318
Cost of sales	12,286	12,471
Gross profit	7,967	7,847
Operating expenses:
Selling, general & administrative	5,847	5,904
Amortization of purchased intangibles	698	846
Research & development	535	440
Loss on disposal of assets	1	-
	7,081	7,190
Operating income	886	657
Non-operating items:
Interest income	40	30
Interest expense	(177)	(317)
Other	1	-
	(136)	(287)
Earnings before income taxes	750	370
Income tax expense	292	226
Net earnings	$458	$144
Earnings per share:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00
Weighted average shares:
Basic	33,338	33,213
Diluted	33,645	33,362

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	March 31, 2011	December 31, 2010
Cash, cash equivalents & marketable securities	$39,338	$40,623
Trade accounts receivable	10,540	9,567
Inventories, net	13,731	13,116
Deferred income tax asset	1,868	1,843
Prepaid expenses & other current assets	902	917
Total current assets	66,379	66,066
Property and equipment, net	36,452	36,722
Intangible assets	11,604	12,319
Other long-term assets	86	80
Total assets	114,521	$115,187

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$4,899	$5,627
Income taxes payable	469	8
Short-term borrowings	3,333	3,333
Total current liabilities	8,701	8,968

Long-term debt	22,833	23,667
Deferred income tax liability	1,056	1,213
Other long-term liabilities	1,017	1,060
Total long-term liabilities	24,906	25,940

Shareholders’ equity	80,914	80,279
Total liabilities & shareholders’ equity	$114,521	$115,187

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended March 31,
	2011	2010
REVENUE
Surgical products	$14,392	$14,570
Brachytherapy seed	5,953	5,892
	20,345	20,462
Intersegment eliminations	(92)	(144)
Consolidated	$20,253	$20,318

	Quarter Ended March 31,
	2011	2010
OPERATING INCOME (LOSS)
Surgical products	$(191)	$(390)
Brachytherapy seed	1,078	1,060
	887	670
Intersegment eliminations	(1)	(13)
Consolidated	$886	$657

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended March 31,
	2011	2010
Net earnings, US GAAP	$458	$144
Income tax expense	292	226
Interest income	(40)	(30)
Interest expense	177	317
Other non-operating income/expense	(1)	-
Operating income	886	657
Depreciation and amortization	1,780	1,786
Share-based compensation	171	117
Adjusted EBITDA (a)	$2,837	$2,560

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures.  We refer to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
EPS EXCLUDING SPECIAL ITEMS (Unaudited)
(In thousands)

	Quarter Ended March 31,
	2011	2010
Net earnings, as reported under US GAAP	$458	$144
Income tax expense	292	226
Earnings before income taxes	750	370

Special Items:
Core receivables[1]	252	-
Acquisition proposal expenses[2]	259	-
Professional fees[3]	-	351

Earnings before income taxes
excluding special items	1,261	721
Income tax expense	470	355
Net earnings, excluding special items (a)	$791	$366

Earnings per share excluding special items:
Basic and diluted (a)	$0.02	$0.01

Weighted average shares:
Basic	33,338	33,213
Diluted	33,645	33,362

[1] Charges for accounts receivable from Core Oncology for which we believe collection is doubtful.

[2] Represents expenses associated with consideration of and response to unsolicited acquisition proposal.

[3] Represents professional fees related to legal actions we initiated against the former owner of CP Medical.

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures.

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 or 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com